Exhibit 99.1

COMPANY CONTACTS: Diane Morefield EVP & Chief Financial Officer Strategic Hotels & Resorts (312) 658-5740 Jon Stanner VP Capital Markets & Treasurer Strategic Hotels & Resorts (312) 658-5746

FOR IMMEDIATE RELEASE

MONDAY, NOVEMBER 12, 2012

STRATEGIC HOTELS & RESORTS, INC. EXTENDS SHAREHOLDER RIGHTS PLAN

CHICAGO – November 12, 2012 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that it has amended its existing shareholder rights plan to extend the expiration date for an additional 12 months. The rights plan, which was originally adopted in November 2008 and was set to expire on November 30, 2012, will now expire on November 30, 2013, unless the rights issued thereunder are earlier redeemed or amended by the Board of Directors. In addition, the rights plan was amended to revise the definition of beneficial ownership to include derivative instruments.

Following a careful review of the rights plan in consultation with Strategic Hotels’ outside advisors, the Board of Directors approved these amendments in order to continue to protect the interests of Strategic Hotels’ shareholders, in particular in light of continual equity market fluctuations and lingering economic uncertainty. The rights plan does not prevent the Board of Directors from considering or recommending any offer it considers to be in the best interests of shareholders.

The amendment to the rights plan is effective as of the close of business on November 12, 2012. The full text of the amendment to the rights plan will be filed by the Company with the Securities and Exchange Commission on a Form 8-K.

About Strategic Hotels & Resorts, Inc.

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 18 properties with an aggregate of 8,271 rooms and 851,600 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit http://www.strategichotels.com/.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: ability to obtain, refinance or restructure debt or comply with covenants contained in our debt facilities; volatility in equity or debt markets; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays in construction and development; demand for hotel condominiums; the failure of closing conditions to be satisfied; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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